CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust with respect to the filing of the Prospectus and Statement of Additional Information for SouthernSun U.S. Equity Fund, a series of Northern Lights Fund Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 3, 2012